UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4491 Concession Rd 12
Stayner, Ontario	L0M 1S0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On December 9, 2025, Cronos Group Inc. (the “Company”), and its wholly owned subsidiary, CGM B.V. (“Dutch BidCo”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with “Ring” International Holding AG (“Ring”) and Landewyck Tobacco S.A. (“Landewyck,” and together with Ring, the “Sellers”) for the acquisition of CanAdelaar B.V., a private company with limited liability (“CanAdelaar”), one of ten licensed cannabis growers in the Dutch Controlled Cannabis Supply Chain Experiment (the “Experiment”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company, through Dutch BidCo, will acquire all of the issued and outstanding share capital of CanAdelaar, resulting in CanAdelaar becoming a wholly owned subsidiary of the Company (the “Transaction”). The Transaction, which was unanimously approved by the Company’s Board of Directors, is expected to close in the first half of 2026.
Pursuant to the Purchase Agreement, the Company will pay (i) approximately €57.5 million in cash on a debt-free, cash free basis at closing (subject to certain customary adjustments), (ii) an amount of cash equal to fifty percent of CanAdelaar’s 2026 Normalised EBITDA (as defined in the Purchase Agreement), which amount is expected to be paid in 2027 and (iii) an amount of cash equal to fifty percent of CanAdelaar’s 2027 Normalised EBITDA, which amount is expected to be paid in 2028.
The consummation of the Transaction is subject to certain customary conditions to closing, including (i) written unconditional confirmation in form and substance satisfactory to Dutch BidCo from the Dutch Minister of Health, Welfare and Sport (the “Minister”) that the Transaction does not constitute grounds for revocation of CanAdelaar’s license under the Experiment and that the Minister will not revoke or seek to remove CanAdelaar’s license in the context of the Transaction, (ii) written confirmation from the Minister that a Bibob screening (background check) by the Minister and the Dutch National Probity Screening Authority has been completed in the context of the Transaction without conditions having been imposed, (iii) the absence of a material adverse effect on CanAdelaar, (iv) subject to certain materiality qualifiers, the truth and accuracy of the Sellers’ warranties made in the Purchase Agreement and (v) no governmental authority having issued an order relating to the Odor Issue (as defined in the Purchase Agreement) that directly or indirectly (a) requires CanAdelaar to materially alter or results in CanAdelaar materially altering the ordinary course of its business or (b) results in the revocation, suspension or material adverse modifications of the terms of CanAdelaar’s license under the Experiment.
The Purchase Agreement contains various customary warranties of CanAdelaar and the Sellers, in each case generally subject to knowledge and materiality qualifiers and indemnification provisions customary for a transaction of this type. Dutch BidCo’s sole recourse for breaches of certain warranties and indemnity obligations of the Sellers will be a warranty and indemnity insurance policy, which includes an aggregate limit under the policy of €11.5 million. Dutch BidCo may also have recourse for breaches of certain fundamental warranties and other matters subject to specific indemnification obligations directly from the Sellers up to an aggregate limit of €57.5 million. Additionally, the Purchase Agreement provides for customary pre-closing covenants of CanAdelaar and the Sellers, including covenants to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain actions without the Company’s consent. The Purchase Agreement contains customary termination rights, including the right to terminate if the closing has not occurred by 6 months from the signing date.
The Purchase Agreement generally requires the parties to use commercially reasonable efforts to obtain required regulatory approvals, subject to certain limitations. The Sellers and the Company have agreed to take any commercially reasonable action, including to defend, contest and resist any proceedings in case proceedings are initiated or threatened by any governmental authority or other person and to have vacated, lifted, reversed or overturned any order, in each case that will or may reasonably be expected to prohibit, prevent or restrict the closing of the Transaction or adversely impact CanAdelaar’s license.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the purposes of such agreement, as of specific dates, and for the benefit of the parties thereto and may not be statements of fact, but rather are intended to allocate risk between the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain confidential disclosures not reflected in the text of the

Purchase Agreement and may apply standards of materiality that differ from what may be viewed as material by the Company’s shareholders or other investors. The Company’s shareholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, CanAdelaar, the Sellers or any of their respective subsidiaries or affiliates.
Item 7.01.    Regulation FD Disclosure.
On December 9, 2025, the Company issued a press release announcing the entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to Item 7.01 on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Information about Forward-looking Statements
This communication may contain information that may constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws and court decisions (collectively, “Forward-looking Statements”). All information contained herein that is not clearly historical in nature may constitute Forward-looking Statements. In some cases, Forward-looking Statements can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar expressions intended to identify Forward-looking Statements. Some of the Forward-looking Statements contained in this communication include statements about the expected closing of the Transaction, the receipt of regulatory approvals required to close the Transaction, the payment of the purchase price and the operations of CanAdelaar prior to the closing of the Transaction. Forward-looking Statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks. Financial results, performance or achievements expressed or implied by those Forward-looking Statements and the Forward-looking Statements are not guarantees of future performance. A discussion of some of the material risks applicable to the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, each of which have been filed on SEDAR+ and EDGAR and can be accessed at www.sedarplus.ca and www.sec.gov/edgar, respectively. Any Forward-looking Statement included in this communication is made as of the date of this communication and, except as required by law, the Company disclaims any obligation to update or revise any Forward-looking Statement. Readers are cautioned not to put undue reliance on any Forward-looking Statement.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
2.1*	Share Sale and Purchase Agreement, dated as of December 9, 2025, by and among Cronos Group Inc., CGM B.V., “Ring” International Holding AG and Landewyck Tobacco S.A.
99.1	Press release issued by Cronos Group Inc., dated December 9, 2025.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on December 9, 2025 is formatted in Inline XBRL.

*	Schedules and Exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: December 9, 2025	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer